

2015

2nd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

A Message to Our Stockholders

Dear Shareholders,

First Guaranty continues to make progress toward our goals. In the one year period from June 30, 2014 to June 30, 2015, we have added $10,500,000 to total stockholder's equity, a big step in our drive to build a fortress balance sheet. That increase in equity was built on continued record earnings. In the first quarter 2015, we recorded record levels of income in net income and in income available to common shareholders. That record quarter was followed by a new record in second quarter of 2015 as we recorded $3,862,000 in net income and $3,763,000 in income available to common shareholders. For the quarter, we had $0.60 per share in earnings, a return on average assets of 1.02% and a return on average common equity of 14.17%. The net income of $3,862,000 for the quarter represents a 44.6% increase over the second quarter of 2014. The earnings per share of $0.60 represents a 46.3% increase over the earnings per common share for the second quarter of 2014. For the six month period ending June 30, 2015, total net income reached $7,256,000 compared to $5,455,000 as of June 30, 2014 and the income available to common shareholders was $7,059,000 compared to $5,258,000 as of June 30, 2014. Earnings per common share total $1.12 for the six month period in 2015 compared to $0.84 for the same period in 2014, an increase of 33.3%.

The record income results are a result of the combination of increased loans and loan income, gains on security investments, and tight control on expenses. As of June 30, 2015, the total loan portfolio reached a new record level of $810 million. For the six month period ending June 30, 2015, loan interest income increased $1,644,000 over the loan interest income for the first six months of 2014. For the six month ending June 30, 2015, interest expense was $250,000 less than the interest expense for the same period of 2014. For the three month period ending June 30, 2015, total non-interest expense was $380,000 less than total non-interest expense for the same period in 2014. For the six month period ending June 30, 2015 total non-interest expense was $113,000 less than total non-interest expense for the first six months of 2014. The combination of increased income and reduced interest expense and non-interest expense yielded a significant increase in core income.

In addition to the increase in core income, an increase of $730,000 in net gains on securities was recorded.

The combination of all of the areas of the bank working together yielded tremendous progress. We are only half way through the year. For 2015 to be marked as a year of great progress for First Guaranty toward its goals, we must continue the same effort through the second half of 2015. We face substantial challenges and hurdles. There is tremendous competition for loans as other financial institutions attempt to lure our customers. Likewise, other institutions try to attract our deposit customers. It is our goal to establish great relationships with our customers and provide great customer service so that our customer's choose to continue their relationships with First Guaranty.

We appreciate and thank you for your continued support as shareholders. If you have any questions, please do not hesitate to contact me at (985) 375-0350.

Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Statements of Condition
(in thousands, except share data)

	June 30, 2015	June 30, 2014
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$16,939	$22,241
Federal funds sold	340	268
Cash and cash equivalents	17,279	22,509
Interest-earning time deposits with banks	3,747	7,997
Investment securities:		
Available for sale, at fair value	464,083	529,081
Held to maturity, at cost (estimated fair value of $182,935 and $141,689, respectively)	185,160	145,047
Investment securities	649,243	674,128
Federal Home Loan Bank stock, at cost	1,468	589
Loans held for sale	-	80
Loans, net of unearned income	810,376	736,220
Less: allowance for loan losses	9,505	8,415
Net loans	800,871	727,805
Premises and equipment, net	20,181	20,324
Goodwill	1,999	1,999
Intangible assets, net	1,562	1,901
Other real estate, net	2,482	860
Accrued interest receivable	7,208	6,295
Other assets	6,673	6,803
Total Assets	$1,512,713	$1,471,290
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$207,742	$201,930
Interest-bearing demand	418,662	391,507
Savings	77,354	69,052
Time	643,540	665,592
Total deposits	1,347,298	1,328,081
Short-term borrowings	13,800	1,800
Accrued interest payable	1,997	2,281
Long-term borrowings	1,155	1,755
Other liabilities	2,711	2,147
Total Liabilities	1,366,961	1,336,064
Shareholders' Equity		
Preferred stock:		
Series C - $1,000 par value - authorized 39,435 shares; issued and outstanding 39,435 shares	39,435	39,435
Common stock:		
$1 par value - authorized 100,600,000 shares; issued 6,291,332 and 6,294,227 shares	6,291	6,294
Surplus	39,387	39,387
Treasury stock, at cost, 0 and 2,895 shares	-	(54)
Retained earnings	59,275	50,722
Accumulated other comprehensive income (loss)	1,364	(558)
Total Shareholders' Equity	145,752	135,226
Total Liabilities and Shareholders' Equity	$1,512,713	$1,471,290

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended June 30, 2015	2014
	(unaudited)	
Interest Income:		
Loans (including fees)	$10,391	$9,977
Deposits with other banks	21	49
Securities (including FHLB stock)	3,598	3,283
Total Interest Income	14,010	13,309
Interest Expense:		
Demand deposits	346	332
Savings deposits	9	8
Time deposits	1,798	1,958
Borrowings	35	28
Total Interest Expense	2,188	2,326
Net Interest Income	11,822	10,983
Provision for loan losses	400	357
Net Interest Income after Provision for Loan Losses	11,422	10,626
Noninterest Income:		
Service charges, commissions and fees	682	651
ATM and debit card fees	461	429
Net gains on securities	623	56
Net gains (loss) on sale of loans	4	(6)
Other	349	355
Total Noninterest Income	2,119	1,485
Noninterest Expense:		
Salaries and employee benefits	3,859	3,953
Occupancy and equipment expense	986	1,009
Other	2,876	3,139
Total Noninterest Expense	7,721	8,101
Income Before Income Taxes	5,820	4,010
Less: Provision for income taxes	1,958	1,340
Net Income	$3,862	$2,670
Preferred stock dividends	(99)	(99)
Income Available to Common Shareholders	$3,763	$2,571
Per Common Share:		
Earnings	$0.60	$0.41
Cash dividends paid	$0.16	$0.16
Average Common Shares Outstanding	6,291,332	6,291,332
Return on Average Assets	1.02%	0.75%
Return on Average Common Equity	14.17%	11.17%

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Six-Month Periods Ended June 30, 2015	2014
	(unaudited)	
Interest Income:		
Loans (including fees)	$21,129	$19,485
Deposits with other banks	42	81
Securities (including FHLB stock)	6,943	6,624
Total Interest Income	28,114	26,190
Interest Expense:		
Demand deposits	704	683
Savings deposits	17	16
Time deposits	3,641	3,925
Borrowings	70	58
Total Interest Expense	4,432	4,682
Net Interest Income	23,682	21,508
Provision for loan losses	1,010	657
Net Interest Income after Provision for Loan Losses	22,672	20,851
Noninterest Income:		
Service charges, commissions and fees	1,328	1,331
ATM and debit card fees	887	821
Net gains on securities	939	209
Net gains on sale of loans	4	(7)
Other	702	762
Total Noninterest Income	3,860	3,116
Noninterest Expense:		
Salaries and employee benefits	7,905	7,784
Occupancy and equipment expense	1,969	2,002
Other	5,739	5,940
Total Noninterest Expense	15,613	15,726
Income Before Income Taxes	10,919	8,241
Less: Provision for income taxes	3,663	2,786
Net Income	$7,256	$5,455
Preferred stock dividends	(197)	(197)
Income Available to Common Shareholders	$7,059	$5,258
Per Common Share:		
Earnings	$1.12	$0.84
Cash dividends paid	$0.32	$0.32
Book Value	$16.90	$15.23
Average Common Shares Outstanding	6,291,332	6,291,332
Return on Average Assets	0.96 %	0.77 %
Return on Average Common Equity	13.14 %	11.30 %

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Michael F. Lofaso
Regional Manager
Ponchatoula

J. Richard Stark
Operations

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Edward P. Bertoniere

Thomas F. Brothers

Cheryl Q. Brumfield

Kimberly D. Camaille

Christopher O. Coker

Robert E. Doucette, CIO

Colleen Ebarb

Ronald W. Edmonds

Denise D. Fletcher

Ronald R. Foshee

Adam J. Johnston

Mikki M. Kelley

Bernadette Z. Kemp

Brenda Marks

Ronald C. Pittman

Scott B. Schilling

Desiree Simmons

Evan M. Singer, BSA Officer

Randy Vicknair

Controller

Eric Fuller

Assistant Vice Presidents

James M. Baxter

Lance S. Davis

Teri L. Duncan

Harrison P. Gill

Joyce N. Glass

Ludrick P. Hidalgo

Shirley P. Jones

Michael D. Knighten

Christopher W. McGhee

Robert M. Mizell

Michael A. Mosbey

D. Lynn Talley

Kristina E. Terry

Officers

Rebecca G. Brown

Lauryn Coburn

Vanessa R. Drew

Jeannette N. Ernst

V. Diane Patterson

Kristin M. Williams

Craig Scelfo

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Service24 ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Denham Springs
  2231 South Range Avenue
Hammond
  1201 West University Avenue
  2111 West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Greensburg
  6151 Highway 10
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  195 North 6th Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Committed To Customer Satisfaction

FDIC

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984